Project Hero

Valuation Analysis

July 2009

Valuation Analysis
Overview of Methodology

- Bank of America Merrill Lynch ("BOAML") is pleased to have this opportunity to present to BMO Capital Markets our valuation analysis of Continental Minerals Corporation ("Continental")
- The primary method that we have used to value Continental is discounted cash flows. The key component of this analysis is the Xietongmen Copper-Gold project
- The key operating assumptions for this valuation are based on a Feasibility Study prepared by Jinchuan Group Limited ("JNMC"):
  - **Mine Life:** 12 year life of mine ("LOM")
  - **Production:** Total LOM production is estimated to be 1.4bn lbs copper, 2.0mmozs gold, 15.5mm oz silver and 811t sulphur
  - **Capex:** Construction capex is a total of ~RMB4.2bn equivalent spread over 4 years
  - **Copper and Gold Prices:** Based on broker consensus estimates
- We have not ascribed any significant value to the Newtongmen project for several reasons:
  - The project is at a very early stage with no reliable estimate of resources or reserves
  - In JNMC's view the existing results suggest that it is a very low grade project that may not justify further development
  - No feasibility study has been conducted and therefore there is no economic basis for inclusion in our valuation
  - JNMC would be willing to consider a nominal amount of ~C$5.0mm to reflect capex incurred to date for Newtongmen
- From our analysis of the forecast cash flows of the company we have arrived at a preliminary value of C$0.93 per share using a discount rate of 10.5%

Valuation Analysis
DCF Valuation Analysis

Equity Value (C$ mm)



Base Valuation:
C$120mm / C$0.93 per share
+/- 10% Copper Price
C$33mm
C$0.25/sh
C$207mm
C$1.56/sh
+/- 10% Gold Price
C$54mm
C$0.42/sh
C$186mm
C$1.39/sh
+/- 10% Initial Capex
C$61mm
C$0.47/sh
C$179mm
C$1.34/sh
+/- 10% Sustaining Capex
C$114mm
C$0.88/sh
C$126mm
C$0.97/sh
+/- 10% Production Cost
C$41mm
C$0.32/sh
C$199mm
C$1.49/sh
C$0
C$50
C$100
C$150
C$200
C$250
C$ mm / C$ per share

Note: Base case NAV based on consensus pricing at 10.5% WACC. Consensus pricing is as at May 2009. Per share amount calculated based on fully diluted shares outstanding at various implied offer price

Valuation Analysis
DCF Cash Flow Summary

(US$ millions, except noted otherwise)

		-Year 2	-Year 1	Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12
Operating Summary																
Copper	mm lbs				150.1	133.6	119.1	121.5	121.8	120.2	122.9	117.7	117.7	115.0	115.0	42.4
Gold	k oz				117.5	126.7	155.6	153.7	169.7	173.2	188.9	197.0	199.5	197.0	197.0	72.7
Silver	k oz				1,024.9	1,119.0	1,321.7	1,184.4	1,317.4	1,325.7	1,364.6	1,474.0	1,506.2	1,535.1	1,676.7	643.3
Sulphur	t				87.1	77.6	69.1	70.5	70.7	69.8	71.3	68.4	68.4	66.8	66.8	24.6
Income Statement																
Revenue																
Copper					$238.8	$212.6	$189.5	$193.4	$193.8	$191.2	$195.5	$187.4	$187.4	$183.1	$183.1	$67.5
Gold					$94.0	$101.3	$124.5	$123.0	$135.8	$138.6	$151.1	$157.6	$159.6	$157.6	$157.6	$58.1
Silver					$12.0	$13.1	$15.5	$13.9	$15.4	$15.5	$16.0	$17.3	$17.6	$18.0	$19.6	$7.5
Sulphur					$1.7	$1.5	$1.3	$1.3	$1.4	$1.3	$1.4	$1.3	$1.3	$1.3	$1.3	$0.5
Total					$346.5	$328.6	$330.8	$331.6	$346.3	$346.7	$364.0	$363.6	$365.9	$359.9	$361.6	$133.7
EBITDA					**$135.8**	**$122.4**	**$130.0**	**$132.1**	**$146.1**	**$146.7**	**$163.4**	**$164.2**	**$167.8**	**$162.9**	**$164.2**	**$45.8**
D&A					(46.5)	(46.5)	(46.5)	(46.5)	(46.5)	(46.5)	(46.5)	(46.5)	(46.5)	(46.5)	(46.5)	(46.5)
EBIT					**$89.3**	**$75.9**	**$83.5**	**$85.6**	**$99.6**	**$100.2**	**$116.9**	**$117.7**	**$121.3**	**$116.4**	**$117.7**	**($0.7)**
Tax expense					0.0	0.0	(10.4)	(10.7)	(12.4)	(25.1)	(29.2)	(29.4)	(30.3)	(29.1)	(29.4)	0.2
Net income					**$89.3**	**$75.9**	**$73.1**	**$74.9**	**$87.1**	**$75.2**	**$87.7**	**$88.2**	**$91.0**	**$87.3**	**$88.3**	**($0.5)**
Free Cash Flow																
EBITDA		0.0	0.0	0.0	135.8	122.4	130.0	132.1	146.1	146.7	163.4	164.2	167.8	162.9	164.2	45.8
Tax expense		0.0	0.0	0.0	0.0	0.0	(10.4)	(10.7)	(12.4)	(25.1)	(29.2)	(29.4)	(30.3)	(29.1)	(29.4)	0.2
Change in working capital		0.0	0.0	0.0	(34.7)	1.8	(0.2)	(0.1)	(1.5)	(0.0)	(1.7)	0.0	(0.2)	0.6	(0.2)	36.2
Capex		(63.8)	(214.3)	(271.3)	(70.6)	(1.6)	(12.7)	(12.7)	(12.7)	(13.5)	(12.7)	(12.7)	(12.7)	(12.7)	(4.2)	(4.2)
Total		**($63.8)**	**($214.3)**	**($271.3)**	**$30.5**	**$122.6**	**$106.6**	**$108.6**	**$119.4**	**$108.1**	**$119.7**	**$122.0**	**$124.5**	**$121.6**	**$130.5**	**$77.9**

Note: Based on consensus pricing as at May 2009.

Valuation Analysis

Commodity Price Assumptions

Copper

(US$ / tonne)



$4,500
$4,000
$3,500
$3,000
Consensus: US$3,508 / tonne
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6

Gold

(US$ / oz)



$1,000
$800
$600
Consensus: US$800 / oz
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6

Silver

(US$ / oz)



$12.00
$11.00
Consensus: US$11.72 / oz
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6

Sulphur

(RMB / kg)



160
150
140
130
120
110
100
Jinchuan: RMB130 / kg
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6

Consensus Technical Report

Note: Based on consensus pricing as at May 2009.

Valuation Analysis
DCF Commodity Price and WACC Sensitivities

Copper Price vs WACC

Share Price (C$ per share)

WACC	Long Term Copper Price (US$/lb)				
	$1.25	$1.50	$1.59	$1.75	$2.00
8.50%	($0.02)	$1.19	$1.58	$2.22	$3.33
9.50%	($0.28)	**$0.85**	**$1.26**	**$1.87**	$2.88
10.50%	($0.52)	**$0.54**	**$0.93**	**$1.55**	$2.47
11.50%	($0.74)	**$0.26**	**$0.63**	**$1.27**	$2.10
12.50%	($0.93)	$0.02	$0.36	$0.96	$1.80

Equity Value (C$mm)

WACC	Long Term Copper Price (US$/lb)				
	$1.25	$1.50	$1.59	$1.75	$2.00
8.50%	($2.3)	$153.2	$210.1	$308.8	$464.3
9.50%	($36.7)	**$109.3**	**$162.7**	**$255.4**	$401.5
10.50%	($67.6)	**$69.8**	**$120.0**	**$207.2**	$344.5
11.50%	($95.2)	**$34.2**	**$81.5**	**$163.6**	$292.9
12.50%	($119.9)	$2.1	$46.7	$124.1	$246.1

Gold Price vs WACC

Share Price (C$ per share)

WACC	Long Term Gold Price (US$/oz)				
	$700.00	$750.00	$800.00	$850.00	$900.00
8.50%	$0.90	$1.26	$1.58	$1.88	$2.19
9.50%	$0.58	**$0.92**	**$1.26**	**$1.55**	$1.83
10.50%	$0.29	**$0.61**	**$0.93**	**$1.25**	$1.52
11.50%	$0.04	**$0.33**	**$0.63**	**$0.93**	$1.22
12.50%	($0.20)	$0.08	$0.36	$0.64	$0.92

Equity Value (C$mm)

WACC	Long Term Gold Price (US$/oz)				
	$700.00	$750.00	$800.00	$850.00	$900.00
8.50%	$115.8	$162.9	$210.1	$257.2	$304.4
9.50%	$74.8	**$118.7**	**$162.7**	**$206.7**	$250.6
10.50%	$37.9	**$78.9**	**$120.0**	**$161.1**	$202.1
11.50%	$4.6	**$43.1**	**$81.5**	**$119.9**	$158.3
12.50%	($25.3)	$10.7	$46.7	$82.7	$118.6

Note: Base case NAV based on consensus pricing at 10.5% WACC. Consensus pricing is as at May 2009. Per share amount calculated based on fully diluted shares outstanding at various implied offer price

Bank of America Merrill Lynch

Valuation Analysis

DCF Commodity Price, Cost and Capital Expenditure Sensitivities

Commodity Price Sensitivity

Share Price (C$ per share)

Long Term Gold Price (US$/oz)	Long Term Copper Price (US$/lb)				
	$1.25	$1.50	$1.59	$1.75	$2.00
$700	($1.16)	($0.10)	$0.29	$0.97	$1.92
$750	($0.84)	**$0.22**	**$0.61**	**$1.29**	$2.18
$800	($0.52)	**$0.54**	**$0.93**	**$1.55**	$2.47
$850	($0.21)	**$0.86**	**$1.25**	**$1.81**	$2.77
$900	$0.11	$1.18	$1.52	$2.08	$3.06

Equity Value (C$mm)

Long Term Gold Price (US$/oz)	Long Term Copper Price (US$/lb)				
	$1.25	$1.50	$1.59	$1.75	$2.00
$700	($149.7)	($12.3)	$37.9	$125.0	$262.4
$750	($108.6)	**$28.7**	**$78.9**	**$166.1**	$303.5
$800	($67.6)	**$69.8**	**$120.0**	**$207.2**	$344.5
$850	($26.5)	**$110.9**	**$161.1**	**$248.2**	$385.6
$900	$14.6	$151.9	$202.1	$289.3	$426.7

Production Cost vs. Capital Expenditure

Share Price (C$ per share)

Initial Capex	Production Cost				
	(10.0%)	(5.0%)	0.0%	5.0%	10.0%
(10.0%)	$1.88	$1.64	$1.34	$1.08	$0.78
(5.0%)	$1.67	**$1.42**	**$1.16**	**$0.85**	$0.55
0.0%	$1.49	**$1.23**	**$0.93**	**$0.62**	$0.32
5.0%	$1.31	**$1.00**	**$0.70**	**$0.40**	$0.09
10.0%	$1.08	$0.78	$0.47	$0.17	($0.14)

Equity Value (C$mm)

Initial Capex	Production Cost				
	(10.0%)	(5.0%)	0.0%	5.0%	10.0%
(10.0%)	$257.7	$218.4	$179.0	$139.7	$100.3
(5.0%)	$228.2	**$188.8**	**$149.5**	**$110.2**	$70.8
0.0%	$198.7	**$159.3**	**$120.0**	**$80.7**	$41.3
5.0%	$169.2	**$129.8**	**$90.5**	**$51.1**	$11.8
10.0%	$139.7	$100.3	$61.0	$21.6	($17.7)

Note: Base case NAV based on consensus pricing at 10.5% WACC. Consensus pricing is as at May 2009. Per share amount calculated based on fully diluted shares outstanding at various implied offer price

Appendix

Discounted Cash Flow Assumptions

Discounted Cash Flow Assumptions
Overview of Key DCF Assumptions

Fundamentals	▪ Financials projected on real basis ▪ First year of mine operation is 2012 ▪ US$ / RMB exchange rate of 6.800 and US$ / C$ exchange rate of 1.200

Production	▪ Production profile based on Feasibility Study
	▪ Total LOM production
	  ▪ Copper – 634kt (1.4bn lbs)
	  ▪ Gold – 61t (2.0mm oz)
	  ▪ Silver – 482t (15.5mm oz)
	  ▪ Sulphur – 811k kg

Mine Life	▪ Mine life of 12 years
Production Cost	▪ Production cost based on JNMC's Feasibility Study (2007) ▪ Production costs increased by 10% over LOM to reflect current environment
Operating Metric	▪ Assumed annual ore milled of 13.2mmt
Royalty	▪ 2% royalty for copper and silver ▪ 4% royalty for gold
Value Added Tax	▪ Value Added Tax (VAT) of 17% per annum, recently increased from 13% ▪ No VAT on gold production
Resource Tax	▪ Resource tax of RMB 6 per tonne milled
Enterprise Income Tax	▪ 2+3 tax holiday, 0% tax rate for years 1-2, 12.5% tax rate for years 3-5
Capital Expenditure	▪ Construction capex of ~RMB4.2bn ▪ Sustaining capex based on JNMC's Feasibility Study (2007) and inflated by 10% to reflect higher cost environment

Bank of America Merrill Lynch

Discounted Cash Flow Assumptions
Production Volume

Copper Production



(10,000 tonnes)
8.0
6.0
4.0
2.0
0.0
6.8
6.1
5.4
5.5
5.5
5.5
5.6
5.3
5.3
5.2
5.2
1.9
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10
Year 11
Year 12

Gold Production



(tonnes)
8.0
6.0
4.0
2.0
0.0
3.7
3.9
4.8
4.8
5.3
5.4
5.9
6.1
6.2
6.1
6.1
2.3
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10
Year 11
Year 12

Bank of America Merrill Lynch

Discounted Cash Flow Assumptions
Production Volume (Cont'd)

Silver Production



(tonnes)
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
31.9
34.8
41.1
36.8
41.0
41.2
42.4
45.8
46.8
47.7
52.2
20.0
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10
Year 11
Year 12

Sulphur Production



(tonnes)
100.0
80.0
60.0
40.0
20.0
0.0
87.1
77.6
69.1
70.5
70.7
69.8
71.3
68.4
68.4
66.8
66.8
24.6
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10
Year 11
Year 12

Discounted Cash Flow Assumptions

Total Production Cost

Gross Total Production Cost per Tonne of Copper


(RMB 10,000 / tonne)
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
1.8
2.0
2.2
2.1
2.1
2.2
2.1
2.2
2.2
2.2
2.2
2.8
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10
Year 11
Year 12

Net Total Production Cost per Tonne of Copper [(1)]


(RMB 10,000 / tonne)
1.0
0.8
0.6
0.4
0.2
0.0
(0.2)
0.7
0.7
0.4
0.4
0.2
0.2
0.0
(0.1)
(0.1)
(0.1)
(0.1)
0.5
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10
Year 11
Year 12

Based on US$/RMB exchange rate of 6.800

(1) Net total production cost calculated by deducting revenue received from gold, silver and sulphur against production costs

Discounted Cash Flow Assumptions

Capital Expenditure

Expansion Capital Expenditure



(RMB mm)
2,000
1,600
1,200
800
400
0
434
1,457
1,845
480
Year -2
Year -1
Year 0
Year 1

Sustaining Capital Expenditure



(RMB mm)
100
80
60
40
20
0
11
87
87
87
92
87
87
87
87
28
28
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10
Year 11
Year 12

Based on US$/RMB exchange rate of 6.800

Bank of America Merrill Lynch

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